EXHIBIT 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Reports of Life Partners Position Holder Trust and Life Partners IRA Holder Partnership, LLC on Form 10-Q for the period ended March 31, 2020 as filed with the Securities and Exchange Commission (“Report”), I, Natalie Eilat, Chief Accounting Officer of Life Partners Position Holder Trust and Chief Accounting Officer of Life Partners IRA Holder Partnership, LLC certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Life Partners Position Holder Trust and Life Partners IRA Holder Partnership, LLC.
A signed original of this written statement required by Section 906 has been provided to Life Partners Position Holder Trust and Life Partners IRA Holder Partnership, LLC and will be retained by each and furnished to the Securities and Exchange Commission or its Staff upon request.
Date: May 13, 2020

/s/ Natalie Eilat
Natalie Eilat
Chief Accounting Officer, Life Partners Position Holder Trust
Chief Accounting Officer, Life Partners IRA Holder Partnership, LLC (Principal Financial Officer)
The foregoing certification is being furnished solely pursuant to 18 U. S. C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.